EXHIBIT 32.01 - SECTION 1350 CERTIFICATION

      I, Shaun D. O'Brien, the Chief Financial Officer of CIS Investments, Inc. ("CISI"), the Managing Owner of JWH Global Trust (the "Trust"), and I, James A. Davison, the President and Chief Executive Officer of CISI, certify that (i) the attached Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained inthe attached Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Trust.

/s/ James A. Davison James A. Davison President and Chief Executive Officer CIS Investments, Inc. August 15, 2005	/s/ Shaun D. O'Brien Shaun D. O'Brien Chief Financial Officer CIS Investments, Inc. August 15, 2005